Exhibit 23.01

KPMG LLP 345 Park Avenue New York, NY 10154

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Citigroup Inc.:

We consent to the incorporation by reference in the Registration Statements on:

Form S-3
33-55542, 33-56940, 33-68760, 33-51101, 33-62903, 33-63663, 333-04809, 333-12439, 333-27155, 333-37992, 333-42575, 333-44549, 333-48474, 333-49442, 333-51201, 333-68949, 333-90079, 333-57364, 333-75554, 333-102206, 333-103940, 333-105316, 333-106510, 333-106598, 333-108047, 333-117615, 333-122925, 333-125845, 333-126744, 333-132177, 333-132370, 333-132373, 333-135163, 333-135867, 333-142849, 333-146471, 333-152454, 333-154914, 333-157386 and 333-157459.

Form S-8	Nos. 333-02811, 333-49124, 333-56589, 333-65487, 333-77425, 333-63016, 333-89442, 333-101134, 333-107166, 333-112928, 333-124635, 333-148846, 333-159128, 333-163852, 333-166242, 333-166215.

of Citigroup Inc. of our reports dated February 25, 2011, with respect to the consolidated balance sheets of Citigroup Inc. and subsidiaries (the “Company” or “Citigroup”) as of December 31, 2010 and 2009, the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2010, the related consolidated balance sheets of Citibank, N.A. and subsidiaries as of December 31, 2010 and 2009, and Citigroup’s effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 Annual Report on Form 10-K of Citigroup. The aforementioned report with respect to the consolidated financial statements of Citigroup refers to changes in Citigroup’s methods of accounting for qualifying special purpose entities, variable interest entities, embedded credit derivatives, other-than-temporary impairments on investment securities, business combinations, noncontrolling interests in subsidiaries, and earnings per share.

New York, New York
February 25, 2011

KPMG LLP is a Delaware limited liability partnership, the U.S.
member firm of KPMG International Cooperative, a Swiss entity.